Exhibit 32.1
Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350
(Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)
In connection with the annual report on Form 10-K of Builders FirstSource, Inc. (the “Company”) for the annual period ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Floyd F. Sherman, as President and Chief Executive Officer of the Company, and Charles L. Horn, as Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: February 27, 2009

/s/ FLOYD F. SHERMAN
Floyd F. Sherman
President and Chief Executive Officer

/s/ CHARLES L. HORN
Charles L. Horn
Senior Vice President and Chief Financial Officer
This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.